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                                                                  Exhibit 10.1
SIXTH AMENDMENT AGREEMENT
TO CREDIT FACILITY AGREEMENT


THIS SIXTH AMENDMENT AGREEMENT is dated for reference the 11th day of January 2006, and shall be effective as of December 31st, 2005

AMONG:

MFC MERCHANT BANK S.A., a bank organized under the laws of Switzerland (hereinafter, the "Lender")

AND:

MYMETICS CORPORATION, a corporation organized under the laws of the State of Delaware (hereinafter, the "Borrower")

AND:

KHD HUMBOLDT WEDAG INTERNATIONAL LTD. (FORMERLY MFC BANCORP LTD.), a corporation continued under the laws of the Province of British Columbia (hereinafter, the "Guarantor")


WHEREAS:

a. The Lender agreed to make the Credit Facility available to the Borrower pursuant to and in accordance with the terms of an amended and restated credit facility agreement dated for reference the 28th day of February, 2003 among the Lender, the Borrower and the Guarantor (the "February 28, 2003 Agreement");

b. The Lender, the Borrower and the Guarantor agreed to amend the February 28, 2003 Agreement pursuant to and in accordance with the terms of an amendment agreement dated for reference July 9, 2003, to provide for: (i) the extension of the Maturity Date of the Credit Facility to December 15, 2003; and (ii) an increase in the principal amount of the Credit Facility; and

c. The Lender, the Borrower and the Guarantor agreed to amend the February 28, 2003 Agreement pursuant to and in accordance with the terms of an amendment agreement dated for reference July 30, 2003, to provide for: (i) an increase in the principal amount of the Credit Facility; and (ii) conversion of the Credit Facility from a term credit facility maturing on December 15, 2003 to a demand credit facility; and

d. The Lender, the Borrower and the Guarantor agreed to amend the February 28, 2003 Agreement pursuant to and in accordance with the terms of an amendment agreement dated for reference December 31, 2004, to provide for: (i) an increase in the principal amount of the Credit Facility; and (ii) conversion of the Credit Facility from a demand credit facility to a credit facility maturing on March 31, 2005 regarding Euro 200'000, on June 30, 2005 regarding Euro 300'000, on September 30, 2005 regarding Euro 400'000 and on December 31, 2005, regarding the remaining balance; and

e. The Lender, the Borrower and the Guarantor agreed to amend the February 28, 2003 Agreement pursuant to and in accordance with the terms of an amendment agreement dated for reference February 16th 2005, to provide for: (i) the extension of the Maturity Date of the Credit Facility; and (ii) the possibility to convert all or part of the Credit Facility into common shares of the Borrower, all on the terms and conditions set out therein; and

f. The Lender, the Borrower and the Guarantor agreed to amend the February 28, 2003 Agreement pursuant to and in accordance with the terms of an amendment agreement dated for reference August 21st 2005, to provide for: (i) the extension of the Maturity Date of the Credit Facility,



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g. The Lender, the Borrower and the Guarantor have agreed to further amend the
February 28, 2003 Agreement to provide for the extension of the maturity date of the 1st repayment of the Credit Facility to June 30, 2006; all on the terms and conditions set out herein (the February 28, 2003 Agreement, as amended by the July 9, 2003, the July 30, 2003, the December 31, 2004, the February 16, 2005, and August 21, 2005 amendment agreement and hereby, is referred to as the "Credit Agreement"),


NOW THEREFORE THIS AGREEMENT WITNESSETH THAT, in consideration of the premises and the covenants contained herein the parties hereto agree as follows:


1. Defined Terms. Terms used as defined terms herein and not otherwise defined have the meanings given to them in the Credit Agreement.

2. Extension of Maturity and Repayment of the Credit Facility.

Without affecting the validity of Sections 3.1 (a), 3.1 (b) and 3.1 (c) added to the Credit Agreement with amendment dated for reference February 16th, 2005, which shall remain in full force and effect, Section 3.1 of the Credit Agreement is deleted in its entirety and replaced with the following:

      "Section 3.1. Payments. 1st repayment shall be on June 30, 2006, the borrower shall repay Euro 900'000.--. Final repayment of the remaining open balance shall occur on December 31, 2006 (the "Payment Date"). On the Payment Date, the Borrower shall pay to the Lender all amounts outstanding under the Credit Facility, including all principal, Interest and other Obligations accruing due there under."

3. Continued Perfection and Further Security. The Borrower and the Guarantor covenant and agree to take such actions and execute and deliver to the Lender such further agreements, conveyances, deeds and other documents and instruments as the Lender shall reasonably request for the purpose of establishing, perfecting, preserving and protecting the Security and any additional security given to the Lender to secure the obligations of the Borrower and the Guarantor under the Credit Agreement, including, without limitation, the additional security and amended Security Documents contemplated by Section 4.1 of the Credit Agreement, in each case forthwith upon request therefor by the Lender and in form and substance reasonably satisfactory to the Lender.

4. Representations and Warranties of the Lender. The Lender represents and warrants to the Borrower (which representations and warranties shall survive the closing of the transactions contemplated in this Agreement), with the intent that the Borrower will rely thereon in entering into this Agreement, that the
Lender:

(a) is not a U.S. Person (as such term is defined in Regulation S of the 1933
Act) and will not be acquiring any common shares of the Borrower for the account or benefit of, directly or indirectly, any U.S. Person;

(b) is outside the United States when receiving and executing this Agreement;
and

(c) will be acquiring the common shares of the Borrower for investment only and not with a view to resale or distribution and, in particular, the Lender has no intention to distribute either directly or indirectly any of the common shares of the Borrower in the United States or to U.S. Persons, except in compliance with the registration provisions of the 1933 Act or an exemption therefrom.

5. Acknowledgements of the Lender. The Lender acknowledges and agrees that:

(a) the common shares of the Borrower have not been registered under the 1933 Act, or under any state securities or "blue sky' laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, except in accordance with




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the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with any applicable securities laws;

(b) offers and sales of any of the common shares of the Borrower, prior to the expiration of a period of one year after the date of issuance of such common shares of the Borrower (the "Distribution Compliance Period'), shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with all applicable securities laws;

(c) the Lender shall not engage in any hedging transactions involving the common shares of the Borrower, prior to the end of the Distribution Compliance Period unless such transactions are in compliance with the provisions of the 1933 Act;

(d) the Lender has not acquired the conversion right entitling it to acquire common shares of the Borrower as a result of, and will not itself engage in, any "directed selling efforts' (as defined in Regulation S) in the United States in respect of any of the common shares of the Borrower which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the common shares of the Borrower, provided, however, that the Lender may sell or otherwise dispose of any of the common shares of the Borrower pursuant to registration of any of the common shares of the Borrower pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein; and

(e) a legend may be placed on the certificates representing the common shares of the Borrower to the effect that the Shares represented by such certificates are subject to a Distribution Compliance Period and may not be traded until the expiry of such except as permitted by applicable securities legislation. The Purchaser hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

6. Representations of the Borrower. The Borrower represents and warrants that is has full power and authority to issue the shares of common stock issuable for the purpose of the conversion pursuant to Sections 3.1.(a), 3.1.(b) and 3.1.(c) of the Credit Agreement and that the undertakings relating to the conversion are legal, valid and binding obligations of the Borrower.

7. Conditions Precedent to Amendment. The Lender shall have no obligation to amend the Credit Agreement by this Agreement unless the Lender has received:

(a) this Agreement duly executed by the Borrower and the Guarantor; and

(b) a copy of the authorizing resolutions of the board of directors of the Borrower, authorizing the execution and delivery of this Agreement, together with any replacements, confirmations, amendments, supplements, extensions or renewals to or of the Security as may be required by the Lender, all in form and content satisfactory to the Lender and its counsel.

8. Compensation. The parties have agreed on the compensation of the Lender for the extension of the Credit Facility by this Agreement.

9. Governing Law. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the internal laws of Switzerland, without giving effect to the principles of conflict of law thereof.

10. Consent to Jurisdiction. (1) Each of the parties hereto hereby irrevocably attorns to the exclusive jurisdiction of the Courts of Herisau (Switzerland) in



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any action or proceeding arising to this Agreement, in modification of its
Section 9.8., the February 28, 2003 Agreement and the Credit Agreement. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

      (2) Nothing in this Section 9(1) shall affect the right of the Lender to serve legal process in any other manner permitted by Law or affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

11. English Version. The parties hereby represent, warrant, acknowledge and agree that: (i) they have agreed that this Agreement be drawn up in the English language; and (ii) the English version of this Agreement shall govern for all purposes.

12. Severability. If one or more provisions of this Agreement is or becomes invalid or unenforceable in whole or in part in any jurisdiction, the validity of the remaining provisions of this Agreement shall not be affected. The parties hereto undertake to replace any such invalid provision without delay with a valid provision which as nearly as possible duplicates the economic intent of the invalid provision.

13. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

14. Full Force and Effect. All of the other provisions of the Credit Agreement shall continue in full force and effect and shall not be modified hereby.

15. Counterparts. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute the same document.

16. Facsimile. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of this Agreement bearing original signatures forthwith upon demand.


THE LENDER:

MFC MERCHANT BANK S.A.


Per:     /s/ Peter Hediger
         Authorized Signatory


Per:     /s/ (illegible)
         Authorized Signatory


THE BORROWER:

MYMETICS CORPORATION

Per:     /s/ Christian Rochet
         Authorized Signatory


Per:     /s/ Ernest Luebke
         Authorized Signatory



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THE GUARANTOR:

KHD HUMBOLDT WEDAG INTERNATIONAL LTD.
(FORMERLY MFC BANCORP LTD.)

Per:     /s/ (Illegible)
         Authorized Signatory

Per:     /s/ (Illegible)
         Authorized Signatory